Exhibit 99.1

341 N. Delaware St, San Mateo, CA 94401

July 22, 2016

Contact:	TOM SMEGAL, (408) 367-8200 (investors)
SHANNON DEAN, (408) 367-8243 (media)

For Immediate Release

CAL WATER IMPROVEMENT PROJECTS TO BENEFIT WILDLIFE, ENVIRONMENT

Projects Coordinated with State as Part of Main Leak Settlement

SAN MATEO, Calif. — California Water Service (Cal Water) announced today that it is embarking on two major projects to improve water system reliability and enhance the environment. The projects are part of a settlement with the San Francisco Bay Area Regional Water Quality Control Board (the Board) and California Department of Fish and Wildlife and reflects Cal Water’s commitment to providing its customers high-quality drinking water while protecting the environment.

The settlement resulted from a 2013 discharge of drinking water into Polhemus Creek that was caused by an undetected crack in a large water main located 10 feet below ground in a remote area. The water was disinfected as required to meet all federal and state water quality standards and make it safe for human consumption.   Drinking water, however, can be harmful to fish and the environment.

As part of the settlement, Cal Water will replace 2,000 feet of 18-inch cast iron water main with new ductile iron main along Polhemus Road and Polhemus Creek in San Mateo.  While the old main still meets industry standards, the new main will reduce the potential for leaks in the future.  This infrastructure improvement project is currently underway. Additionally, Cal Water will conduct a streambed restoration project in San

Mateo Creek to improve conditions in the creek for native fish.  This work will be performed in coordination with the California Department of Fish and Wildlife.

“While we work to protect our customers’ health and safety, we are simultaneously committed to being a good corporate citizen and environmental steward,” said Cal Water Bayshore District Manager Tony Carrasco. “We appreciate the Board’s diligence in addressing this issue, agreeing with our process and procedures to locate and repair the leak, and working with us to develop these projects to protect the environment.”

Under the settlement, in addition to investing in these improvement projects, Cal Water will pay $504,519 to the Board and $20,000 to the California Department of Fish and Wildlife.  The settlement was approved by the Board on Thursday, July 21.

Cal Water serves about 187,600 people through 53,200 service connections in San Mateo, San Carlos, and South San Francisco. The company, which has provided water service in the area since 1931 was ranked “Highest in Customer Satisfaction among Water Utilities in the West” in 2016 by J.D. Power in its inaugural Water Utility Residential Customer Satisfaction Study.  Additional information may be obtained online at www.calwater.com.

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This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about Cal Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; changes in environmental compliance and water quality requirements; shortages and the cost of labor; governmental regulation directed at or affecting construction activities; weather related slowdowns; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.